QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32946, 333-38486, 333-73592, 333-83646, 333-109599, 333-105945) and the Registration Statement on Form S-8 (No. 333-34300) of iStar Financial Inc. of our report dated February 20, 2004, except for Note 17 which is as of March 12, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, NY
March 15, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS